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Exhibit 4.1

SAWTEK INC.
AMENDED AND RESTATED 1983 INCENTIVE STOCK OPTION PLAN

    1.  Purpose. The purposes of the Incentive Stock Option Plan (the "Plan") are as follows:

      (a) To further the growth, success, and interest of Sawtek Inc. (the "Company") and its shareholders by enabling key employees of the Company, who have been or will be given responsibility for the administration of the affairs of the Company, to acquire shares of its Common Stock under the terms and conditions and in the manner contemplated by this Plan, thereby increasing their personal involvement in the Company; and

      (b) To enable the Company to obtain and retain the services of key employees the Company desires to employ by providing such key employees with an opportunity to become owners of Common Stock of the Company under the terms and conditions and in the manner contemplated by this Plan; and

      (c) To provide an Incentive Stock Option Plan which qualifies for treatment under Section 422A of the Internal Revenue Code of 1986, as amended from time to time, to transfers of stock made pursuant to it.

    2.  Administration of Plan. This Plan shall be administered by a committee (the "Committee") consisting of three directors to be appointed by the Board of Directors for the purposes of this Plan. his Committee shall interpret the Plan in a manner consistent with its purposes; and, subject to the terms of the Plan, will have discretion to determine who shall participate in the Plan and how many shares shall be sold to each participant. All actions of the Committee, including the awarding of options, shall be taken on behalf of the Company.

    3.  Time of Grant. Any and all options granted pursuant to this Plan must be granted within ten years from the earlier of the date the Plan is initially adopted by the Board of Directors or the date the Plan is initially approved by the shareholders of the Company. An option shall be deemed to have been granted on the date on which the Committee awards the option.

    4.  Eligible Employees. Key employees, including officers, of the Company whom the Committee selects shall be eligible for participation under the Plan. However, no member of the Board of Directors of the Company shall be eligible to participate under the plan unless he is also an employee of the Company. Non-employees shall not be eligible to participate. Further, no employee who owns more than ten percent of the total combined voting power of all classes of stock of the Company shall be eligible for participation under the Plan except in compliance with paragraph 7 below.

    5.  Shares Subject to Plan. An aggregate of 155,000* shares of the Common Stock, no par value, of the Company shall be subject to this Plan either from authorized but previously unissued shares or from shares reacquired by the Company, including shares purchased in the open market, and such number and kind of shares shall be appropriately adjusted in the event of any one or more stock splits, reverse stock splits, stock dividends paid or declared with respect to such stock in the future, or merger of the Company. If prior to the termination of the Plan, shares issued under it shall have been repurchased by the Company in connection with the restrictions imposed on such shares pursuant to this Plan, such repurchased shares shall again become available for issuance under the Plan.

* The stock of the Company was split twenty for one in February 1996 which changes this number to 3,100,000.

    6.  Terms and Conditions of Options. Options may be evidenced by Stock Option Agreements in such form not inconsistent with this Plan as the Committee shall from time to time determine;

provided that the substance of the following shall be included in any Stock Option Agreement or in the terms of the grant of the options:

      (a) Option Price. The option price shall not be less than one hundred percent of the fair market value of the stock on the date the option is granted. The fair market value of the stock shall be determined in good faith by the Committee.

      (b) Method of Exercise. Shares purchased under options shall at the time of purchase be paid for in full. To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by written notice to the Company stating the number of shares with respect to which the option is being exercised and the time of the delivery thereof, which time shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in such notice, the Company shall, without transfer or issue tax to the optionee (or other person entitled to exercise the option), deliver to the optionee (or other person entitled to exercise the option) at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued or reacquired Common Stock as the Company may elect. The shares shall be paid for by certified or bank cashier's check or the equivalent thereof acceptable to the Company or, in whole or in part, by shares of stock of the Company which have been owned by the optionee (or other person entitled to exercise the option) for at least one year. If the optionee (or other person entitled to exercise the option) fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender of delivery thereof, his right to exercise the option with respect to such undelivered shares may be terminated.

      (c) Option Term. No option will be exercisable after the expiration of ten years from the date the option is granted.

      (d) Exercise of Options. During the first year an option is outstanding, it may not be exercised with respect to any of the shares covered thereby; during the second year it may be exercised as to not more than twenty-five percent of the total number of shares covered thereby; during the third year it may be exercised as to not more than fifty percent of the total number of shares covered thereby; during the fourth year it may be exercised as to not more than seventy-five percent of the total number of shares covered thereby; and during the fifth year it may be exercised as to one hundred percent of the total number of shares covered thereby. For the purposes of the preceding sentence, a year will not be deemed to have expired, thereby increasing the number of options that may be exercised, until the employee that owns the options has been employed by the Company for twelve months, not including any bona fide leaves of absence, after the option has been granted, or after the preceding "year" has expired (e.g., if an employee, during the first year his options are outstanding, takes a bona fide leave of absence for two months, the "second year" set forth in this subsection will not commence until the expiration of fourteen months after the employee's options are outstanding). Thereafter, the option may be exercised at any time and from time to time, within its terms, in whole or in part, but it shall not be exercisable after the expiration of ten years from the date on which it was granted or after the earlier termination of the option as provided for in subparagraphs 6(f) or 6(m) below. Notwithstanding the foregoing, the Committee may, in its discretion, alter such exercise schedule in any particular option granted and such option shall reflect the exercise schedule approved by the Committee.

      (e) Nonassignability of Option Rights. No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the life of an optionee, the option shall be exercisable only by him.

      (f)  Effect of Termination of Employment, Disability, or Death. In the event an optionee during his life ceases to be an employee of the Company or of any parent or subsidiary of the

  Company for any reason, including retirement, other than total disability or temporary bona fide leaves of absence of no longer than ninety days, any option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate thirty days from the date on which he ceases to be an employee. In the event an optionee ceases to be an employee of the Company or of any parent or subsidiary of the Company by reason of his total disability as defined in Section 105(d) (4) of the Internal Revenue Code of 1986, as amended, any option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate one year after the date on which he ceases to be an employee. In the event of the death of the optionee while he is an employee of the Company, any option or unexercised portion thereof granted to him, if otherwise exercisable by the optionee at the date of death, may be exercised by his personal representatives, heirs, or legatees at any time prior to the expiration of one year from date of the death of the optionee and, in any event, no later than ten years from the date the option is granted or five years from the date the option is granted in the event of an option granted pursuant to the terms of paragraph 7 below.

      (g) Rights as Shareholder. The optionee shall have no rights as a shareholder with respect to any shares covered by his option until the date of issuance of a certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

      (h) Amount of Options. An option may not be granted to any employee if the grant of such option to such employee would otherwise cause the aggregate fair market value (determined at the time the option is granted) of the stock for which options are exercisable for the first time by such employee under all incentive stock option plans of the Company (as defined in Section 422A of the Internal Revenue Code of 1986, as amended) during any calendar year to exceed $100,000.

      (i)  Other Outstanding Options. No option granted under this Plan prior to January 1, 1987 may be exercised while there is outstanding any other incentive stock option to purchase stock in the Company which was granted before the granting of such option and (1) which has not been exercised in full, (2) which has not expired by reason of lapse of time, or (3) which has not been terminated by the mutual consent of the Company and the optionee. As used in this subparagraph 6(i), "Company" shall include its parent, subsidiaries, or their predecessors, if any. Notwithstanding anything to the contrary contained in this Plan, the foregoing restriction set forth in this paragraph 6(i) shall apply only to options granted prior to January 1, 1987.

      (j)  Restrictions. All shares sold pursuant to this Plan shall be subject to the following restrictions:

         (i) If an employee terminates his employment with the Company (not including bona fide leaves of absence for less than ninety days) within five years after an option is granted to him under the Plan, and such termination is for any reason other then normal retirement, death, total disability, or early retirement approved by the Company's Board of Directors or the Committee, the Company shall have the option for a period of thirty days after the employee's termination of employment to buy for cash all or any part of the shares purchased by the terminating participant at the then fair market value of said shares as determined by the Committee.

        (ii) In the event a participant who has purchased shares under this plan terminates his employment with the Company because of normal retirement, death, total disability, or early retirement with the consent of the Board of Directors or of the Committee, then the Company shall not have the right to repurchase any of his shares purchased pursuant to this Plan.

        (iii) The shares may not be sold, transferred, pledged, or hypothecated without an opinion of counsel, satisfactory to counsel for the Company that said sale, transfer, pledge or hypothecation may legally be made without registration of said shares under federal or state law. This restriction shall not apply to any shares which are registered under the Securities Act of 1933, as amended, and appropriate state securities laws.

        (iv) The Company shall have the right of first refusal to purchase any shares purchased pursuant to this Plan which are offered for sale upon the terms which the seller intends to accept from a third party. This right of first refusal shall terminate upon the expiration of ten years after the date the optionee is granted the option or upon the Company becoming publicly held, whichever occurs first.

      (k) Investment Intent. Each optionee shall agree that the option and any shares purchased pursuant to the option shall be purchased for investment purposes only, for his own account, and not with a view to distribution involving a public offering. Each optionee shall also acknowledge that the option and the shares pertaining to the option are not registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act, or any other state securities law.

      (l)  Legend. In order to enforce the restrictions imposed upon shares under this Plan, the Committee may cause a legend or legends to be placed on any certificates representing shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions.

      (m) Change of Control. In the event of a "Change of Control" (as defined below) of the Company, all options granted pursuant to this Plan shall vest fully as to all unexercised portions of such options effective twenty days before the occurrence of the Change of Control. "Change of Control" shall be deemed to have occurred if:

         (i) the transfer of beneficial ownership of more than fifty percent of the outstanding voting securities of the Company occurs within a three-month period; or

        (ii) the Company merges or is consolidated with another corporation and as a result of such merger or consolidation less than fifty percent of the outstanding voting stock of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation.

        (iii) the Company sells or transfers for value substantially all of the assets of the Company to another corporation and less than fifty percent of the outstanding stock of such acquiring corporation shall be owned in the aggregate by the shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such sale as the same shall have existed immediately prior to such sale.

    In the event options which would not otherwise vest, vest and are exercised in contemplation of a Change in Control pursuant to (m)(ii) or (m)(iii) above, and such Change in Control does not occur, then either the Company or the optionee may elect to rescind the vesting and exercise of such option, such election to be made within thirty days following the vote or consent in writing of the shareholders of the Company defeating such proposed Change in Control.

    For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(l)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

    7.  Greater than 10% Shareholder. A shareholder who owns more than ten percent of the total combined voting power of all classes of stock of the Company may be granted an option pursuant to this Plan if, in addition to the other terms and restrictions of the Plan, the following restrictions are complied with: (i) the option price is at least one hundred ten percent of the fair market value of the stock subject to the option; and (ii) such option is not exercisable after five years from the date the option is granted.

    8.  Escrow. In order to enforce the restrictions imposed upon shares under this Plan, the Committee may require any participant to enter into an Escrow Agreement providing that the certificates representing shares issued pursuant to this Plan shall remain in the physical custody of an escrow holder until any or all of such restrictions have terminated.

    9.  Shareholder Approval. This Plan shall be approved by the share- holders of the Company in any manner which is provided for in the Florida General Corporation Act to constitute valid shareholder action.

    10. Amendment of Plan. The Board of Directors may at any time amend the Plan, provided that, without the approval of the shareholders, there shall be, except by operation of the provisions of paragraph 5 above, no increase in the total number of shares covered by the Plan, there shall be no change in the class of employees eligible to receive options granted under this Plan, there shall be no reduction in the option price, there shall be no extension of the latest date upon which options may be exercised and, provided further, that no amendment may affect any then outstanding options or any unexercised portions thereof.

    11. Use of Proceeds. The proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Company.

    12. Termination. This Plan shall terminate and no further options shall be granted hereunder ten years after its initial approval by the Shareholders of the Company or its initial adoption by the Board of Directors, whichever is earlier, or such earlier date as may be determined by the Committee. The termination of this Plan, however, shall not affect any restrictions previously imposed on shares issued pursuant to this Plan or rights of the Company granted pursuant to this Plan. Any Option outstanding at the time the Plan is terminated under this paragraph 12 shall remain in effect until the Option is exercised or expires.

    13. Registration Rights.

      (a) Registration of Plan. If any time the Company first registers any of its capital stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), in connection with a public offering of such capital stock (the "Public Offering"), the Company shall register the Plan under the Act as soon as practicable after the Company first becomes eligible to register the Plan on Form S-8 under the Act.

      (b) Piggyback Registration. At least forty-five days prior to the Public Offering, the Company shall give written notice to the holders (the "Holders") of shares of common stock issued pursuant to exercise of options granted under the Plan (the "Eligible Shares") of the Company's intention to do so and upon written request of the Holders delivered to the Company within twenty days after receipt of such written notice, the Company will use its best efforts to register under the Act all Eligible Shares requested to be so registered by such Holder for sale by the Holder. In the case a registration affected by the Company in connection with the Public Offering involves an underwritten public offering, the Company, if requested by any Holder, will request the underwriters to include the Eligible Shares to be offered and sold by such Holder among those to be distributed by the underwriters. The piggyback registration rights granted with respect to shares issued pursuant to exercise of options granted under the Plan are subordinate to any piggyback registration rights granted prior to October 1, 1988 to other shareholders.

      Any Eligible Shares which are being registered pursuant to this paragraph 13(b) shall, if so requested by the managing underwriter, be offered for sale through the underwriters on the same terms and conditions under which the Company's securities are to be distributed; provided, however, that if the managing underwriter elects to include less than all of the Eligible Shares to be offered by selling Holders, the Eligible Shares of the common stock to be included in the underwritten portion shall be determined on a pro rata basis among the Holders based on the Eligible Shares which the Holders had requested to be registered hereunder; provided, further, that those Eligible Shares which are not being distributed by the underwriters in the Public Offering shall be withheld from the market by the Holders for a period, not to exceed ninety days after the underwriting, which the managing underwriter determines necessary in order to affect the underwriting. In the event of an underwritten offering under this paragraph 13(b), the Company shall have the right to select the underwriters thereof.

      Holders shall bear any additional registration and qualification fees and expenses (including underwriter discounts and commissions), and any additional costs and disbursements of counsel for the Company that result from the inclusion of Eligible Shares held by the Holder in such registration, with such additional expenses of the registration being borne by the Holders pro rata on the basis of the amount of Eligible Shares so registered; provided, that if any such costs or expenses attributable solely to a Holder do not constitute a normal cost or expense of such registration, such costs or expenses shall be allocated to that Holder. In addition, the Holder shall bear the fees and costs of its own counsel. The Company shall bear all accounting expenses incident to such registration.

      In the case of a registration affected by the Company pursuant to this paragraph 13(b), the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. Each Holder holding securities included in any registration shall furnish the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this paragraph 13(b).

      (c) Indemnification. The Company shall indemnify each Holder joining in a registration, qualification or compliance under paragraph 13(b) hereof and each underwriter who participated in the offering of such securities, and each other person, if any, who controls such Holder or underwriter within the meaning of the Act and the rules and regulations thereunder, against any legal and any other expenses reasonably incurred in connection with investigating and defending any losses, claims, expenses, damages or liabilities (or action in respect thereof), joint or several, to which such Holder or underwriter or controlling person may become subject or incur under the Act, or otherwise, by reason of any omission or alleged omission from the registration statement, prospectus, offering circular of the like, of any material fact required to be stated therein or necessary to make the statements therein not misleading, or by reason of the fact that such registration statement, prospectus, offering circular or the like, contains any untrue statement or alleged untrue statement of a material fact, or by reason of any omission or alleged omission from any preliminary prospectus or final prospectus contained in such registration statement of any material fact necessary to be stated therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or by reason of the fact that such prospectus contained any untrue statement or alleged untrue statement of a material fact, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter or controlling person and stated to be specifically for use therein. Such Holder hereby agrees that it will, upon the written request of the Company, indemnify the Company to the same extent as the foregoing indemnity from the Company to it, but only with respect to information furnished in writing by it, and stated to be specifically for use in such registration statement or preliminary prospectus or final prospectus. All references to "registration statement" in this paragraph 13(c) shall include post-effective amendments and supplements thereto.

      Each party entitled to indemnification (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonable be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph 13(c), unless such failure prejudices or impairs the Indemnifying Party's response or defense to any such claim or proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, and no Indemnified Party shall consent to entry of any judgment of enter into any settlement with respect to any such claim or litigation without the prior written consent of the Indemnifying Party.

Initially adopted by the Board of Directors and Shareholders on May 24, 1983.

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  Exhibit 4.1